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STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com









                                                            May 1, 2001



Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604


                 Re:      National Variable Life Insurance Account

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-67003).
In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Very truly yours,


                                               SUTHERLAND ASBILL & BRENNAN LLP


                                               By:    /s/ STEPHEN E. ROTH
                                                  -----------------------
                                                          Stephen E. Roth